Exhibit 3.2.3

CORPORATE ACCESS NUMBER: 200178150

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

NOVA GAS TRANSMISSION LTD.

AMENDED ITS ARTICLES ON 1998/10/09